SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 24, 2003
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Date of Report
(Date of Earliest Event Reported)

NETMEASURE TECHNOLOGY, INC.
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(Exact name of registrant as specified in its charter)

Nevada ---------------------------------	86-0914695 -----------------------------------
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

 0-27675
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(Commission File Number)

12A-1950 Government St, Victoria, British Columbia

Canada V8T 4N8
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(Address of principal executive offices (zip code))

(250) 380-2274
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(Registrant's telephone number, including area code)

122 Howe St, Victoria, British Columbia
Canada V8V 4K4
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(Former Name and Former Address)

ITEM 1. CHANGE IN CONTROL

On April 24, 2003, the Board of Directors of NetMeasure Technology Inc. (the "Company") accepted the resignation of Mr. Randy Voldeng as a Director and President of the Company. Relations between the Company and Mr. Voldeng continue to be positive.

Mr. Peter Laipnieks has been named to the Company's Board of Directors and as President of the Company in Mr. Voldeng's place. The Company has also changed the address of its corporate offices to:

12A - 1950 Government St
Victoria, British Columbia
V8T 4N8
Telephone: 250-380-2274
Facsimile: 250-380-2275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2003

NetMeasure Technology, Inc

By: /s/ Peter Laipnieks
Name: Peter Laipnieks
Title: President